Exhibit 99.2

LETTER TO STOCKHOLDERS ISSUED BY DIAMONDBACK ENERGY, INC.

Midland, TX (November 4, 2024)

Diamondback Stockholders,

This letter is meant to be a supplement to our earnings release and is being furnished to the Securities and Exchange Commission (SEC) and released to our stockholders simultaneously with our earnings release. Please see the information regarding forward-looking statements and non-GAAP financial information included at the end of this letter.

Endeavor Closing:
Diamondback closed the Endeavor transaction on September 10th, which began the next chapter of the Company’s short history. In just under two months, the Diamondback and Endeavor teams have worked quickly towards a seamless integration. We onboarded more than 1,000 employees, moved over 650 combined offices and began working as one functional organization in the first week post-close.

The teams have already begun sharing best practices, which we witnessed in our first pro forma quarterly operations reviews a few weeks ago. At a high level, we have essentially merged two teams of basin experts. While we were once competitors, we can now share best practices and learnings from years of drilling and completing wells in the Midland Basin with what we believe is more combined data and basin experience than any competitor. This is a synergy that could not be modeled in our spreadsheet when the deal was announced, but I am confident this will accrue to the benefit of our stockholders in short order.

We are ahead of schedule in delivering the operational synergies we promised in conjunction with the merger. Our drilling and completions teams have already implemented the two most significant operational synergies: clear fluids for drilling and SimulFrac for completions. All our development in the fourth quarter will be executed with SimulFrac completions crews, with spot crews to be used for single-well tests like the Barnett Shale in the Midland Basin. On the drilling side, as of today, all of our rigs are operating with clear fluid drilling systems, and we have already seen wells on legacy Endeavor acreage drilled below post-synergy-expected cost per lateral foot.

At time of deal announcement, we promised to drill and complete wells for $625 per lateral foot in 2025 on Endeavor's acreage. I can say that today, in real time and two months post-announcement, we are averaging $600 per lateral foot across the combined Company - above expectations and ahead of schedule.

We are also actively learning from the Endeavor teams. On the execution front, we are optimistic about application and integration of some early learnings around the post-completion, drill-out process and believe there to be significant best practices to be shared across the combined production operations groups. We are also closely studying the various completion designs from the two companies and are confident the combination of the best completion design with the lowest cost execution will be a winning formula.

As a result, I could not be more excited about the early progress from integration and remain confident in the team’s ability to meet or exceed the synergies promised at deal announcement.

TRP Energy (“TRP”) Asset Trade:
Our new combined acreage footprint has given us the flexibility to look at different opportunities across the Permian Basin. This is exemplified by a trade we just executed, where we signed an exchange agreement with TRP that allows us to play offense in our backyard by swapping a PDP-heavy asset in the Delaware Basin for a Midland Basin asset with more near-term development potential. In exchange for our Vermejo asset and ~$238 million in cash, we will receive TRP’s Midland Basin asset, which consists of approximately 15,000 net acres located in Upton and Reagan counties. The asset we will acquire in this trade has 55 remaining undeveloped operated locations, the majority of which compete for capital right away. The trade is expected to be accretive to our 2025 Cash Flow and Free Cash Flow per share and will high grade our inventory. We expect this trade to close by year-end, subject to customary regulatory approvals and closing conditions.

We will also continue to look for ways to improve our asset base, whether it be through traditional trades to be able to drill longer laterals and increase operated working interests or “out of the box” ideas such as TRP.

Third Quarter Operational Performance:
I am proud of our team’s ability to execute regardless of the circumstances and the third quarter was no exception. Our team put operations first even as many moved offices, integrated new team members and began to understand a large new asset. We are currently running 20 drilling rigs and expect to be down to 18 operated rigs by year-end. What we originally expected to drill with 22 - 24 rigs in 2025, we now expect we can drill with closer to 18 rigs. This is purely based on continued efficiency gains, a testament to the prowess of our drilling organization.

On the completions side of the business, we are currently running four SimulFrac crews, three of which are electric. We continue to exceed our original key performance indicators for 2024. We are completing on average nearly 4,000 lateral feet per day per crew, 30% more than we originally planned heading into the year. This increase is driven by higher pumping hours per day, higher average pump rates, lower swap times per stage and faster move times between pads.

Production:
For the quarter, Diamondback produced 321.1 MBO/d (571.1 MBOE/d), above the high end of the guidance range of 319 - 321 MBO/d (565 - 569 MBOE/d) that we released in October. As a reminder, this third quarter production incorporates twenty-one days of legacy Endeavor production. Well performance continues to meet or exceed expectations in our core Midland Basin position, setting us up well to continue to execute and achieve additional capital efficiency gains.

For the fourth quarter of 2024, we expect to produce 470 - 475 MBO/d (840 - 850 MBOE/d). This includes a minor contribution from Viper’s closed acquisition of Tumbleweed. It also shows we expect to hit pro forma production expectations sooner than originally expected.

Capital Expenditures:
In the third quarter, we spent $688 million on capital expenditures, which is in the middle of our updated guidance range of $675 - $700 million. For the fourth quarter, we expect to spend $950 - $1,050 million of capex.

The macro environment for oil prices and near-term global oil supply and demand dynamics remains volatile at best and tenuous at worst. Diamondback’s base case 2025 plan is still what was laid out with the Endeavor merger announcement in February (“generate oil production of 470 - 480 MBO/d (800 - 825 MBOE/d) with a capital budget of approximately $4.1 - $4.4 billion”), with oil production expected to increase by approximately 5 MBO/d due to contribution from the Viper Tumbleweed acquisition.

On the other hand, we are actively working all our options for 2025, including continuing to refine this base case plan. Should oil prices weaken from current levels, we will make the correct capital allocation decision and focus on Free Cash Flow generation and capital efficiency over oil volumes. Our size, scale, cost structure and inventory quality position us well for whatever direction the macro decides to take. Our return of capital program, combined with a strong balance sheet, allows us to increase stockholder returns when volatility increases.

Operating Costs:
Total cash operating costs decreased slightly quarter over quarter to $11.49 per BOE. Lease operating expense (“LOE”) in the third quarter was $6.01 per BOE, within our annual guidance range of $5.90 - $6.40 per BOE. Cash G&A was $0.63 within our annual guidance range of $0.55 - $0.65 per BOE. We have announced a preliminary look at run rate pro forma operating expenses and expect to solidify these numbers when we update the market for 2025 unit cost guidance. DD&A increased quarter over quarter to $14.12 as a result of the Endeavor assets being added to our balance sheet.

Financial Performance and Return of Capital:
Diamondback generated $1.2 billion of net cash provided by operating activities and operating cash flow before working capital changes of $1.4 billion. Adjusted Free Cash Flow was $1.0 billion. Unique to this quarter, we adjusted Free Cash Flow upwards to account for two one-time items: $258 million of merger and integration expense and $37 million of costs associated with unwinding a portion of our outstanding swap to floating interest rate hedges.

We will return ~78% of that Adjusted Free Cash Flow to stockholders through our base dividend and share repurchases. Our willingness to go above our base 50% return threshold was driven by our opportunistic share repurchase program, as we bought back ~$515 million worth of common stock at an average price of $176.40 / share in the third quarter. This includes 2 million shares repurchased for ~$350 million at a price of $175.11 per share in conjunction with the September secondary offering, where legacy Endeavor stockholders sold approximately 14.4 million shares. Diamondback’s participation in the offering is consistent with our opportunistic repurchase methodology, leaning into our repurchase program when we view our stock to be attractively valued at mid-cycle oil pricing.

We have continued to be active repurchasing shares in the fourth quarter, and quarter to date have bought back over $185 million worth of shares at an average share price of approximately $180.13.

As previously announced, our Board recently increased our share repurchase authorization to $6.0 billion from $4.0 billion previously. This gives us the flexibility to allocate capital appropriately and buy back shares in times of market stress.

Balance Sheet:
At quarter-end, we had approximately $13.1 billion of gross debt and $12.7 billion of net debt. We ended the quarter with $2.6 billion of liquidity at Diamondback, as we increased our borrowing base and elected commitments on our revolving credit facility to $2.5 billion from $1.6 billion previously.

In September, we also received upgrades from two of the three rating agencies, as S&P upgraded us to BBB from BBB- and Fitch moved us to BBB+ from BBB. Moody’s remained at Baa2.

As we have stated previously, our near-term goal is to lower consolidated net debt below $10 billion, which we expect to achieve through Free Cash Flow generation and proceeds from non-core asset sales. Our long-term priority is to maintain a leverage ratio of approximately 0.5x at mid-cycle oil pricing, or approximately $6 to $8 billion of net debt. We feel we can achieve this goal within the next couple of years solely by dedicating 50% of Free Cash Flow to debt paydown, while reserving the ability to flex up stockholder returns through opportunistic stock repurchases at times of excessive market volatility or one-time events such as secondary equity sell-downs.

Other Business:
We continue to use our equity method investments as valuable tools to improve our core operating business while also generating impressive returns, adding significant cash to our balance sheet. As we previously announced in July, Energy Transfer LP completed its acquisition of WTG Midstream Holdings LLC (“WTG”). Additionally, during the third quarter we completed the sale of our 4% interest in the Wink to Webster Pipeline.

With the sales of WTG and Wink to Webster complete, we now have three equity method investments remaining in our portfolio: the EPIC crude pipeline (“EPIC”), the BANGL Y-grade NGL pipeline and the Deep Blue sustainable water management company. We recently increased our ownership in EPIC from 10.0% to 27.5% and are excited about the growth potential of this long-haul crude pipe as well as our other investments. As such, we do not feel now is the right time to monetize these assets.

We continue to believe we can add significant value to our minerals company Viper (NASDAQ: VNOM) and Deep Blue through the potential drop down of Endeavor overrides and minerals to Viper and the sale of Endeavor’s extensive water infrastructure to Deep Blue, potentially accelerating our de-leveraging efforts in early 2025.

We are also excited about what we see as the next wave of equity method investments for Diamondback: power generation and potentially data center development. By leveraging our 65,000 surface acres in West Texas, cheap natural gas and abundant supply of produced water, we believe we can be a premier partner in this new wave of development. By generating our own in-basin power, we can solve two long-term issues that have plagued the Permian Basin: the need for natural gas egress and cheap, reliable electricity. We look forward to updating our stockholders on our progress on these initiatives in the coming quarters.

Closing:
2024 has been a transformative year for Diamondback. We are intensely focused on delivering on the promises we made to the market around synergies and believe, eight weeks in, we have a significant head start relative to original expectations.

Thank you for your ongoing support and interest in Diamondback Energy.

Travis D. Stice
Chairman of the Board and Chief Executive Officer

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Forward-Looking Statements:

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the recently completed Endeavor merger and other acquisitions or divestitures); the expected amount and timing of synergies from the Endeavor merger; and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this letter, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; concerns over a potential economic slowdown or recession; inflationary pressures; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Non-GAAP Financial Measures

This letter includes financial information not prepared in conformity with generally accepted accounting principles (GAAP), including free cash flow. The non-GAAP information should be considered by the reader in addition to, but not instead of, financial information prepared in accordance with GAAP. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable GAAP financial measures can be found in Diamondback's quarterly results posted on Diamondback's website at www.diamondbackenergy.com/investors/. Furthermore, this letter includes or references certain forward-looking, non-GAAP financial measures. Because Diamondback provides these measures on a forward-looking basis, it cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP financial measures, such as future impairments and future changes in working capital. Accordingly, Diamondback is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Diamondback believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing Diamondback's forecasted financial performance to the forecasted financial performance of other companies in the industry.